UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2017

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Montgomery Street, San Francisco, California 94163
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 4, 2017, USI Insurance Services announced the closing of the acquisition of Wells Fargo Insurance Services USA (“WFIS”), formerly part of Wells Fargo & Company (“Wells Fargo”). This acquisition included the Insurance Brokerage and Consulting, Employee Benefits and Property & Casualty national practices of WFIS, along with its Safehold Special Risk, Small Business Insurance, Student Insurance, Individual Health and Private Risk Management Insurance business lines. Terms of the transaction were not disclosed. Wells Fargo recorded a pre-tax gain of approximately $845 million upon the closing of the transaction, which was in addition to a related discrete tax benefit recorded in second quarter 2017 at the time Wells Fargo agreed to sell WFIS.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 4, 2017	WELLS FARGO & COMPANY

		By:	/s/ RICHARD D. LEVY
Richard D. Levy
Executive Vice President and Controller